As filed with the Securities and Exchange Commission on June 1, 2009

Registration No. 333-—

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2481903
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1450 Broadway

New York, New York 10018

Telephone: (212) 730-0030

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neil Cole, Chief Executive Officer

Iconix Brand Group, Inc.

1450 Broadway

New York, New York 10018

Telephone: (212) 730-0030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Robert J. Mittman, Esq.

Richard DiStefano, Esq.

Blank Rome LLP

405 Lexington Avenue

New York, NY 10174

Telephone: (212) 885-5555

Facsimile: (212) 885-5001

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001 per share(1)	(2)	(2)	(2)	(3)

(1)	Includes preferred share purchase rights. Prior to the occurrence of certain events, the preferred share purchase rights will not be evidenced separately from the common stock.

(2)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate number of shares of common stock is being registered as may from time to time be sold at indeterminate prices.

(3)	Since an unspecified amount of securities registered herein will be offered pursuant to an automatic shelf registration statement, the issuer has elected to rely on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, to defer payment of the registration fee.

PROSPECTUS

Iconix Brand Group, Inc.

Common Stock

We and/or selling stockholders to be named in a prospectus supplement may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. Each time our common stock is offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, before you invest in our common stock.

We and/or selling stockholders may offer and sell shares of common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is quoted on The Nasdaq Global Select Market under the symbol “ICON.”

Investing in our common stock involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus and/or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 1, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. By using a shelf registration statement, we and/or selling stockholders to be named in a prospectus supplement may, over time, offer and sell our common stock in one or more offerings. No limit exists on the aggregate number of shares of common stock we may sell pursuant to the registration statement. This prospectus provides you with some of the general terms that may apply to an offering of our common stock. Each time our common stock is offered, we, and/or the selling stockholders, will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering and the specific manner in which such shares may be offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. If there is an inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, any pricing supplement or documents to which we otherwise refer you. The information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of the date an offering pursuant to this prospectus is made. You should read carefully both this prospectus and the applicable prospectus supplement and any applicable pricing supplement, together with the additional information incorporated by reference herein as described under “Information Incorporated by Reference,” before making an investment decision. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the common stock offered under this prospectus. That registration statement can be read at the SEC website (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Unless otherwise specified or the context otherwise requires, the terms “Iconix,” “the Company,” “we,” “us” and “our” refer to Iconix Brand Group, Inc., a Delaware corporation, and all of its subsidiaries, and the term “you” refers to a prospective investor.

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This prospectus and the documents incorporated by reference into this prospectus include trademarks, service marks and trade names owned by us or others. Candie’s®, Bongo®, Joe Boxer®, Rampage®, Mudd® and London Fog® are the registered trademarks of our wholly-owned subsidiary, IP Holdings LLC; Badgley Mischka® is the registered trademark of our wholly-owned subsidiary, Badgley Mischka Licensing LLC; Mossimo® is the registered trademark of our wholly-owned subsidiary, Mossimo Holdings LLC; Ocean Pacific®/OP® are the registered trademarks of our wholly-owned subsidiary, OP Holdings LLC; Danskin®/Danskin Now®, Rocawear®, Starter® and Waverly® are the registered trademarks of our wholly-owned subsidiary, Studio IP Holdings LLC; and Cannon®, Royal Velvet®, Fieldcrest® and Charisma® are the registered trademarks of our wholly-owned subsidiary, Official-Pillowtex LLC. Artful Dodger™ is owned by Scion LLC, or Scion, a joint venture in which we have a 50% interest. Ed Hardy ® is owned by Hardy Way, LLC, or Hardy Way, a limited liability company in which we have a 50% interest. Each of the other trademarks, trade names or service marks of other companies appearing in this prospectus or any prospectus supplement or information incorporated by reference into this prospectus is the property of its respective owner.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that we believe are “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995 and are intended to enjoy protection of the safe harbor for forward-looking statements provided by that Act. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry. Forward-looking statements include statements regarding our future financial position, performance and achievements, business strategy and plans and objectives of management for future operations.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “will,” “could,” “estimate,” “project,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “plan,” “seek,” “expect,” “future” and “intend” or the negative of these terms or other comparable expressions which are intended to identify forward-looking statements. These statements are only predictions and are not guarantees of future performance. They are subject to known and unknown risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results to differ materially from those expressed or forecasted in, or implied by, the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the risks and uncertainties described in “Risk Factors” in documents incorporated by reference herein, and those described in any applicable prospectus supplement including in documents incorporated by reference therein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, these forward-looking statements reflect our view only as of the date such statements are made.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

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THE COMPANY

We are a brand management company engaged in licensing, marketing and providing trend direction for our portfolio of owned consumer brands. We currently own 17 brands: Candie’s, Bongo, Badgley Mischka, Joe Boxer, Rampage, Mudd, London Fog, Mossimo, Ocean Pacific/OP, Danskin/Danskin Now, Rocawear, Cannon, Royal Velvet, Fieldcrest, Charisma, Starter and Waverly. We license our brands to leading retailers, wholesalers and suppliers for use across a wide range of product categories, including apparel, footwear, sportswear, fashion accessories, home products and décor, and beauty and fragrance. In addition, Scion owns the Artful Dodger brand and Hardy Way owns the Ed Hardy brand and trademarks. Our brands are sold across a variety of distribution channels, from the mass tier to the luxury market. We support our brands with innovative advertising and promotional campaigns designed to increase brand awareness, and provide our licensees with coordinated trend direction to enhance product appeal and help maintain and build brand integrity.

We were incorporated under the laws of the State of Delaware in 1978. Our principal executive offices are located at 1450 Broadway, New York, New York 10018 and our telephone number is (212) 730-0030. Our website address, which we have included in this document as an inactive textual reference only, is www.iconixbrand.com. The information on our website does not constitute part of this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of our common stock as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of any shares of common stock offered by selling stockholders.

DESCRIPTION OF CAPITAL STOCK

Our amended and restated certificate of incorporation provides that our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.01 par value. As of May 1, 2009, there were 59,287,902 shares of our common stock outstanding held of record by 2,122 stockholders and no shares of preferred stock outstanding. The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are only summaries, and we encourage you to review complete copies of our amended and restated certificate of incorporation and amended and restated bylaws, which we have previously filed with the SEC.

Common stock

Subject to the rights specifically granted to holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to vote together as a class on all matters submitted to a vote of our stockholders and are entitled to any dividends that may be declared by our board of directors. Our common stockholders do not have cumulative voting rights. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Our common stockholders have no preemptive rights to purchase shares of our common stock. The issued and outstanding shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and the shares of common stock to be issued in this offering will be, upon payment therefor, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of our Series A preferred stock, described below, and any other shares of our preferred stock we may issue in the future.

Preferred stock

General

We have one designated class of preferred stock, our Series A junior participating preferred stock, described below, that was designated in connection with our adoption of a rights plan in January 2000, also described below. Our board of directors may from time to time authorize the issuance of one or more additional classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is authorized to adopt resolutions to, among other things, issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.

One of the effects of undesignated preferred stock may be to enable our board of directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting the payment of dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock;

•	delaying or preventing a change in control without further action by the stockholders; or

•	decreasing the market price of our common stock.

Series A junior participating preferred stock

Currently, there are no shares of our Series A junior participating preferred stock, par value $0.01 per share, referred to as our Series A preferred stock, outstanding. Such shares are issuable only in the event holders of our common stock exercise their “rights,” described below, to purchase such shares in accordance with the terms of our rights plan. Each share of Series A preferred stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of shares of Series A preferred stock will be entitled to a minimum preferential liquidation payment of $1.00 per share but will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock. Holders of shares of Series A preferred stock will have 1,000 votes per share and will vote together with the holders of our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, holders of our Series A preferred stock will be entitled to receive, per each share of Series A preferred stock, 1,000 times the amount received per each share of our common stock. These rights are protected by customary antidilution provisions. The Series A preferred stock is not redeemable.

Rights

General

On January 26, 2000, our board of directors declared a dividend of one preferred share purchase right, referred to as a right, for each outstanding share of common stock outstanding as of February 11, 2000, and on each share of common stock issued thereafter until the distribution date, described below. As a result, since such date, each share of common stock that has been issued and each share of common stock that is issued prior to the distribution date, including those issued in this offering, has and will have a right attached to it, so that all of our outstanding shares of common stock have attached rights, until the distribution date.

Each right entitles its registered holder to purchase one one-thousandth of a share of our Series A preferred stock at a price of $6 per each one one-thousandth (1,000th) of a share, subject to adjustment in certain circumstances. Because of the nature of the dividend, liquidation and voting rights of the Series A preferred stock, the value of the one one-thousandth interest in a share of Series A preferred stock purchasable upon exercise of each right should approximate the value of one share of our common stock.

The description and terms of the rights are set forth in a Rights Agreement between us and Continental Stock Transfer & Trust Company, as rights agent, a copy of which has previously been filed by us with the SEC. The following description of the rights does not purport to be complete and is qualified in its entirety by reference to that agreement.

Until the earlier to occur of (a) 10 days following a public announcement that a person or group of affiliated or associated persons, referred to as an acquiring person, has acquired beneficial ownership of 15% or more of our outstanding common stock or (b) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of common stock, the earlier of such dates being called the “distribution date,” each right is evidenced by the stock certificate of the share of common stock to which such right is attached.

The rights are not exercisable until the distribution date and they expire on January 26, 2010, unless such date is extended or unless they are earlier redeemed or exchanged by us, in each case as described below.

The terms of the rights may be amended by our board without the consent of the holders of the rights, including an amendment to lower thresholds described above within certain designated parameters.

Until a right is exercised, its holder, as such, will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

The rights have certain anti-takeover effects as described below. The rights may cause substantial dilution to a person or group that attempts to acquire our company upon terms not approved by our board of directors, and under certain circumstances the rights beneficially owned by such a person or group may become void. The rights should not interfere with any merger or other business combination which is approved by our board, since it may redeem the then outstanding rights as discussed below.

Anti-dilution adjustments

The purchase price payable and the number of shares of Series A preferred stock or other securities or property issuable upon exercise of the rights are each subject to adjustment under certain circumstances to prevent dilution: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A preferred stock, (ii) upon the grant to holders of the Series A preferred stock of certain rights, warrants or convertible securities exercisable for or convertible into shares of Series A preferred stock at a price that is less than the then-current market price of the Series A preferred stock or (iii) upon the distribution to holders of the Series A preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of Series A preferred stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding rights and the number of one one-thousandths interests in a share of Series A preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of our common stock or a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the distribution date.

“Poison pill” adjustment

In the event that any person or group of affiliated or associated persons becomes an acquiring person, each holder of a right, other than rights beneficially owned by the acquiring person and its affiliates, associates and transferees (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value equal to two times the then exercise price of the right. In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an acquiring person in a transaction with such acquiring person or group, each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which, at the time of the transaction has a market value equal to two times the exercise price of the right. In each case, there are exceptions for transactions that have received the prior approval of our board of directors.

Our right to exchange

At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of our outstanding shares of common stock, our board of directors may exchange the rights (other than rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of Series A preferred stock (or of a share of our preferred stock having equivalent rights, preferences and privileges), per right, subject to adjustment.

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1%. No fractional shares of Series A preferred stock will be issued, other than fractions which are integral multiples of one one-thousandth of a share, and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A preferred stock on the last trading day prior to the date of exercise.

Our right to redeem

At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of our outstanding shares of common stock, our board of directors may redeem the rights in whole, but not in part, at a price of $.01 per right, payable in cash or shares of common stock. The redemption of the rights may be made effective at such time, on such basis, and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise them will terminate and the only remaining right of the holders with respect thereto will be to receive the redemption price.

Anti-takeover considerations and special provisions of Delaware law, our certificate of incorporation and our bylaws

Delaware anti-takeover law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an interested stockholder);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder

for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets.

However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Certificate of incorporation and bylaws

A number of provisions of our certificate of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers which may be considered by some stockholders to be in their best interests. Certain provisions could delay or impede the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

Meetings of stockholders. Our bylaws provide that annual meetings of our stockholders may take place at the time and place established by our board of directors. A special meeting of our stockholders may be called at any time by the board or by any officer instructed by the directors to call the meeting.

Filling of board vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of our directors then in office.

Amendment of the bylaws. Our bylaws may be amended or repealed by our board of directors or our stockholders.

Transfer agent, warrant agent and registrar

Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We and any selling stockholder may sell shares of our common stock in any of three ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will set forth the terms of the offering of such shares, including:

•	the name or names of any underwriters, dealers or agents and the amounts of shares underwritten or purchased by each of them; and

•	the public offering price of the shares and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and any selling stockholder may effect the distribution of the shares from time to time in one or more transactions either:

•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares).

Any selling stockholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or Securities Act, in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

We and any selling stockholder may sell the shares through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we or any selling stockholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, a third party may use securities borrowed from us or others to settle such sales and may use securities received from us, any selling stockholder or others to settle those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We and any selling stockholder may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Any selling stockholders, underwriters, broker-dealers and agents that participate in the distribution of the shares may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling stockholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. We may pay any or all expenses incurred with respect to the registration of the shares of common stock owned by any selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling stockholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us or any selling stockholder may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable NASD limitations.

Underwriters or agents may purchase and sell the shares in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares are traded, in the over-the-counter market or otherwise.

Our common stock is quoted on the Nasdaq Global Market under the symbol “ICON.”

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business.

The specific terms of any lock-up provisions in respect of any given offering of common stock will be described in the applicable prospectus supplement.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, or Exchange Act, and we file reports, proxy statements and other information with the SEC.

You may read and copy any of the reports, statements, or other information we file with the SEC at its Public Reference Section at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC.

Our internet address is www.iconixbrand.com. We make available free of charge, on or through our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

This prospectus constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. The registration statement has been electronically filed and can be obtained in any manner listed above. Statements contained in this prospectus regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete. In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. This means that we may disclose important information to you by referring you to other documents filed separately with the SEC. The information we incorporate by reference into this prospectus is legally deemed to be a part of this prospectus, except for any information superseded by other information contained in, or incorporated by reference into, this prospectus. Our SEC file number for documents we file under the Exchange Act is 001-10593.

The following documents filed by us with the SEC are hereby incorporated by reference in this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2008;

•	our quarterly report on Form 10-Q for three months ended March 31, 2009;

•	our current report on Form 8-K (Items 1.01, 3.02 and 9.01(d)(Exhibit 10.1) only) for the event dated May 4, 2009;

•	our current report on Form 8-K for the event dated June 1, 2009 which supersedes Selected Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations and

Audited Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended December 31, 2008; and

•

the description of our common stock and our preferred share purchase rights contained in our registration statement on Form 8-A, filed with the SEC and all amendments or reports filed by us for the purpose of updating those descriptions.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the dates of filing of such reports and other documents; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for such copies should be directed to our corporate secretary, at the following address or by calling the following telephone number:

Iconix Brand Group, Inc.

1450 Broadway

New York, New York 10018

(212) 730-0030

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Blank Rome LLP, New York, New York. If legal matters in connection with offerings made by this prospectus and any prospectus supplement will be passed on by counsel for any underwriters, dealers, agents or selling stockholders, if any, counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and schedule as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, also incorporated by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the preparation of this registration statement and the issuance and distribution of the common stock being registered hereby. All of the amounts shown are estimates.

SEC registration fees	$ *
Legal fees and expenses	$375,000
Accounting fees and expenses	$125,000
Printing fees and expenses	$115,000
Transfer agent fees and expenses	$12,500
Miscellaneous expenses	$100,000

Total	$727,500

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or DGCL, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:

(1)	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3)	under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or

(4)	for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that all persons who we are empowered to indemnify pursuant to the provisions of Section 145 of the DGCL (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by us to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Our by-laws provide that we shall indemnify to the fullest extent provided for or permitted by law each of our officers and/or directors involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, arbitration, alternative dispute resolution mechanism, investigation, administrative or legislative hearing or any other actual, threatened, pending or completed proceeding, whether civil or criminal, or whether formal or informal, and including an action by or in the right of our company or any enterprise, and including appeals therein by reason of the fact that such officer and/or director or such person’s testator or intestate (an “Indemnitee”) (i) is or was a director or officer of our company or (ii) while serving as a director or officer of our company, is or was serving, at our request, as a director, officer, or in any other capacity, of any other enterprise, against any and all judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys’ fees, actually and reasonably incurred as a result of or in connection with any proceeding, except as provided in Section 2(b) of Article VII of the by-laws. Section 2(b) of Article VII of the by-laws provides that no indemnification shall be made if a judgment or other final adjudication adverse to him or her establishes that such Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. In addition, Section 2(b) of Article VII provides that no indemnification shall be made with respect to any proceeding initiated by any Indemnitee against our company, or a director or officer of our company, other than to enforce the terms of the indemnification provisions of the by-laws unless such proceeding was authorized by our Board. Further, no indemnification shall be made with respect to any settlement or compromise of any proceeding unless and until we have consented to such settlement or compromise.

Our certificate of incorporation also provides that no director shall be personally liable to our company or our stockholders for any monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our company or stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Our employment agreement with Mr. Neil Cole, our chief executive officer, provides that we shall indemnify him to the extent provided in our by-laws. Our employment agreements with Mr. Andrew Tarshis, our executive vice president and general counsel, and Mr. Warren Clamen, our executive vice president and chief financial officer, generally provide that we shall indemnify each of them for the consequences of all acts and decisions made by such person while performing services for us. Mr. Cole’s employment agreement also requires that we cover him under our directors’ and officers’ liability insurance on the same basis as we cover our other senior executive officers and directors.

We have obtained an insurance policy providing for indemnification of officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and conditions.

The indemnification provisions in our certificate of incorporation and by-laws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act of 1933, or the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, or SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

The following exhibits are filed herewith:

Number	Exhibit Title
1.1(1)	Form of Underwriting Agreement.

3.1(2)	Amended and Restated Certificate of Incorporation of Iconix Brand Group, Inc., as amended

3.2(2)	Amended and Restated bylaws of Iconix Brand Group, Inc.

4.1(3)	Rights Agreement dated January 26, 2000 between Iconix Brand Group Inc. and Continental Stock Transfer and Trust Company.

5.1	Opinion of Blank Rome LLP.

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm of Iconix Brand Group, Inc.

23.2	Consent of Blank Rome LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page of the Registration Statement).

(1)	Executed versions of this document will, if applicable, be filed by Current Report on Form 8-K after the issuance of the securities to which they relate and be incorporated herein by reference.

(2)	Filed as an Exhibit to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and incorporated by reference herein.

(3)	Filed as an Exhibit to the registrant’s Current Report on Form 8-K for the event dated January 26, 2000 and incorporated by reference herein.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by us pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of us and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(h) That:

1.	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 1, 2009.

ICONIX BRAND GROUP, INC.

By:	/S/ NEIL COLE
Neil Cole Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Neil Cole and Warren Clamen his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/S/ NEIL COLE Neil Cole	Chairman of the Board, Chief Executive Officer, President and Treasurer (Principal Executive Officer)	June 1, 2009

/S/ WARREN CLAMEN Warren Clamen	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 1, 2009

/S/ DREW COHEN Drew Cohen	Director	June 1, 2009

/S/ F. PETER CUNEO F. Peter Cuneo	Director	June 1, 2009

/S/ BARRY EMANUEL Barry Emanuel	Director	June 1, 2009

/S/ MARK FRIEDMAN Mark Friedman	Director	June 1, 2009

/S/ JAMES A. MARCUM James A. Marcum	Director	June 1, 2009

/S/ STEVEN MENDELOW Steven Mendelow	Director	June 1, 2009

EXHIBIT INDEX

Number	Exhibit Title
1.1(1)	Form of Underwriting Agreement.

3.1(2)	Amended and Restated Certificate of Incorporation of Iconix Brand Group, Inc., as amended

3.2(2)	Amended and Restated bylaws of Iconix Brand Group, Inc.

4.1(3)	Rights Agreement dated January 26, 2000 between Iconix Brand Group Inc. and Continental Stock Transfer and Trust Company.

5.1	Opinion of Blank Rome LLP.

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm of Iconix Brand Group, Inc.

23.2	Consent of Blank Rome LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page of the Registration Statement).

(1)	Executed versions of this document will, if applicable, be filed by Current Report on Form 8-K after the issuance of the securities to which they relate and be incorporated herein by reference.

(2)	Filed as an Exhibit to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and incorporated by reference herein.

(3)	Filed as an Exhibit to the registrant’s Current Report on Form 8-K for the event dated January 26, 2000 and incorporated by reference herein.